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                                                                     EXHIBIT 4.1



                                  [UTAC LOGO]

                      UNITED TEST AND ASSEMBLY CENTER LTD
(Incorporate in the Republic of Singapore under the Companies Act, Chapter 50)
        Registered Office: 5 Serangoon North Avenue 5, Singapore 554916


                                                           No. of shares

                                                           Certificate No.

                                                           Account No.


THIS IS TO CERTIFY THAT


                                             SPECIMEN


is/are the Registered Shareholder(s) of

Ordinary Shares of US$0.25 each, fully paid, in UNITED TEST AND ASSEMBLY CENTER LTD subject to the provisions of the Memorandum and Articles of Association of the Company.


WHEN under the Share Seal of the Company on







Note: No transfer of any portion of shares comprised in this Certificate will be registered unless this Certificates delivered to the Registrar, M & C Services Private Limited 16 Raffles Quay #23-01,
      Hong Leong Building, Singapore 048581.